UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 27, 2018

Date of Report (Date of earliest event reported)

DIGILITI MONEY GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37913	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18671 Lake Drive East dellFive Business Park G Minneapolis, MN	55317
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 698-6980

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On February 27, 2018, Digiliti Money Group, Inc., a Delaware corporation (the “Company” or “DGLT”), Digiliti Money, Inc., a Minnesota corporation and wholly owned subsidiary of DGLT (“DMI”), Urban FT Group, Inc., a Delaware corporation (“UFTG”) and FinTech Imaging Solutions, Inc., a Delaware corporation and affiliate of UFTG (“FTIS”), entered into an amendment (the “Amendment”) to the Merger Agreement dated January 25, 2018 (the “Merger Agreement”), pursuant to which, among other things, DMI will merge with and into FTIS, with FTIS becoming the surviving entity (the “Merger”). The Merger Agreement was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed by the Company on February 1, 2018.

Pursuant to the Amendment to the Merger Agreement, the Merger is anticipated to occur, presuming satisfaction of all closing conditions, no later than March 12, 2018, which date was extended from the closing date originally contemplated in the Merger Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment, dated February 27, 2018, to the Merger Agreement, dated January 25, 2018, by and among Urban FT Group, Inc., FinTech Imaging Solutions, Inc., Digiliti Money, Inc. and Digiliti Money Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 2, 2018

DIGILITI MONEY, INC.

By:	/s/ Bryan Meier
Bryan Meier
Interim Chief Executive Officer and Chief Financial Officer